UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

Adamas Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

On May 14, 2015, Adamas Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at 1800 Powell Street, Emeryville, California 94608. Stockholders who owned the Company’s common stock at the close of business on March 18, 2015, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 17,705,406 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 12,597,468 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 30, 2015.

Proposal No. 1 — Election of Directors

The Company’s stockholders elected the Class I director nominees below to the Company’s Board of Directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected.

Class I Director Nominees	Votes For	Votes Withheld	Broker Non Votes
William Ericson	9,818,050	484,754	2,294,664
Martha Demski	9,830,282	472,522	2,294,664
Ivan Lieberburg, M.D. Ph.D.	9,830,132	472,672	2,294,664

Proposal No. 2 — Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLC as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions
12,551,016	32,009	14,443

Item 8.01             Other Events.

On May 18, 2015, Actavis plc. (“Actavis”) announced the launch in the United States of Namzaric™ (formerly known as MDX-8704), a fixed-dose combination product, which we co-developed and exclusively licensed to Forest Laboratories, LLC, a subsidiary of Actavis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated: May 19, 2015
	By:	/s/ William J. Dawson
William J. Dawson
Chief Financial Officer